CROSS-INDEMNIFICATION AGREEMENT


     CROSS-INDEMNIFICATION AGREEMENT ("Agreement", dated as of __, 1996, by and between American CinemaStores, Inc., a Delaware corporation ("ACSI"), Robert J. Strem, an individual , and Janet C. Strem, an individual (collectively referred to as "Strem"), and each of Bruce Sacks, an individual, and Sharon Sacks, an individual (collectively referred to as "Sacks"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement (as defined below).

                                    RECITALS

     WHEREAS, JJI/ASCI Acquisition Corp., a wholly-owned subsidiary of ACSI (the "Subsidiary"), acquired as a going concern Just Jackets Corporation (the "Merged Company") by merger (the "Merger") pursuant to an Agreement and Plan of Merger, dated ____________, 1996, by and among Robert J. Strem, the Merged Company and its shareholders, ACSI and the Subsidiary (the "Merger Agreement"); and

     WHEREAS, by reason of the Merger, the Subsidiary has succeeded as a matter of law to obligations of the Merged Company. The specific obligations relating to equipment leases, loan facilities and office leases of the Merged Company which were assumed by the Subsidiary are more particularly set forth in Schedule I annexed hereto (the "Schedule I Obligations"); and

     WHEREAS, Robert J. Strem served as President and Bruce Sacks served as Secretary of the Merged Company, and Robert J. Strem and Bruce Sacks were directors and Strem and Sacks were beneficial equity owners of the Merged Company and, in such capacity, had previously guaranteed the performance by the Merged Company of the Schedule I Obligations, which guarantees continue to be in full force and effect (the "Guarantees"); and

     WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that ACSI, Strem and Sacks enter into this Agreement.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties set forth herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Indemnification of Strem and Sacks by ACSI and Subsidiary.

     Each of ACSI and the Subsidiary (collectively the "Indemnitors"), jointly and severally, indemnifies and agrees to defend and hold harmless each of Strem and Sacks from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses, including, without limitation, the amount of any settlement entered into pursuant hereto and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto (collectively the "Loss") sustained, suffered or incurred by, or charged to Strem or Sacks, which Loss arises out of, relates to, or results from the Guarantees by reason of any act or omission of Indemnitors, or either of them, subsequent to the Effective Time with respect to their performance of the Schedule I Obligations subsequent to the Effective Time.

     2. Indemnification of ACSI and Subsidiary by Strem and Sacks.

     Each of Strem and Sacks, jointly and severally, hereby indemnifies and agrees to defend and hold harmless each of ACSI and the Subsidiary from and against any Loss sustained, suffered or incurred by, or charged to, either ACSI or the Subsidiary by reason of any Schedule I Obligation incurred by, or having accrued to, the Merged Company prior to the Effective Time and not disclosed in the Merger Agreement and any exhibits or schedules thereto (whether or not knowledge may be attributed to Strem and Sacks) or knowingly assumed by the Subsidiary pursuant to the Merger Agreement; it being explicitly hereby acknowledged and confirmed by Strem and Sacks that Strem and Sacks shall be solely responsible for any Schedule I Obligation encompassed by this Section 2 and shall not be entitled to any indemnification from ACSI or the Subsidiary pursuant to the provisions of Section 1 hereof.

     3. Limitations,

     Notwithstanding anything contained in this Agreement to the contrary, an Indemnifying Party shall not be obligated to indemnify or defend the Indemnified Party with respect to:

          (a) Any Loss incurred, accruing or resulting from a claim or assertion of liability arising out of or caused by acts or omissions of an Indemnified Party or the Merged Company prior to the Effective Time, which claim or assertion of liability was not disclosed in the Merger Agreement and any exhibits or schedules thereto (whether or not knowledge may be attributed to the Indemnified Party);

          (b) Any Loss arising out of, relating to, or resulting from negligent or tortious conduct by an Indemnified Party or the Merged Company; or

          (c) Any settlement of any claim or assertion of liability for Loss made by the Indemnified Party without the consent of the Indemnifying Party; provided, however, that in the event the Indemnifying Party elects not to defend or settle any such matter, the Indemnifying Party shall not unreasonably withhold their respective consent to any reasonable settlement proposed by the Indemnified Party.

     4. Notice and Defense of Claims.

          (a) Each party entitled to indemnification under this Agreement (each, an "Indemnified Party") shall give notice to each party required to provide indemnification (each, an "Indemnifying Party") promptly after such Indemnified Party has knowledge of any claim for Loss as to which indemnity may be sought, and, in the event of any claim or demand asserted against an Indemnified Party by a third party, shall permit the Indemnifying Party to assume the defense of any such claim (and litigation resulting therefrom) as provided in Section 4(b) hereof. Notwithstanding anything to the contrary contained herein, any failure by an Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnity obligations under this Agreement except to the extent that such failure materially and adversely affects the Indemnifying Party due to the inability to defend such action timely.

          (b) The Indemnifying Party shall have ten (10) business days after the aforesaid notice is given (i) to dispute its liability for the Loss being claimed by the Indemnified Party and (ii) to elect, by written notice given to the Indemnified Party, to undertake, conduct and control, through counsel of their own choosing (subject to the consent of the Indemnified Party, which consent is not to be unreasonably withheld or delayed) and at their sole risk and expense, the good faith settlement or defense of such claim, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith; provided that: (i) all settlements shall be made only upon the prior reasonable consultation with the Indemnified Party and the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, and (ii) the Indemnified Party shall be entitled to participate in such settlement or defense through counsel chosen by the Indemnified Party (provided that the fees and expenses of such counsel shall be borne by the Indemnified Party). So long as the Indemnifying Party are contesting any such claim in good faith, the Indemnified Party shall not pay or settle any such claim; provided, however, that notwithstanding the foregoing, the Indemnified Party shall have the right to pay or settle any such claim at any time, provided that in such event they shall waive any right of indemnification therefor by the Indemnifying Party. If the Indemnifying Party does not make a timely election to undertake the good faith defense or settlement of the claim as aforesaid, or if the Indemnifying Party fails to proceed with the good faith defense or settlement of the matter after making such election, then, in either such event, the Indemnified Party shall have the right to contest, settle or compromise (provided that all settlements or compromises require the prior reasonable consultation with the Indemnifying Party and the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed) the claim at their exclusive discretion, at the risk and expense of the Indemnifying Party. With respect to any dispute as to the Indemnifying Party's liability for the Loss, the Indemnified Party may proceed against such Indemnifying Party simultaneously with the third party claim or demand and need not await the outcome of such third party claim or demand before initiating any such proceeding.


     5. Assistance.

     The Indemnified Party shall furnish such information regarding themselves or the claim in question as the Indemnifying Parties may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     6. Reimbursement and Subrogation.

          (a) Subject to the provisions of Sections 3, 4 and 5 hereof, upon a determination of the amount of any Loss for which indemnification is sought hereunder, either by payment for the Loss claimed or by entry of a final judgment, order or decree (after exhaustion or expiration of appeal rights) by a court of competent jurisdiction, and of the Indemnifying Party's liability for such Loss under this Agreement, then the Indemnifying Party shall forthwith, upon written notice from the Indemnified Party, reimburse such Indemnified Party for the amount of such Loss.

          (b) If such amount is not paid forthwith, then the Indemnified Party may, at its option, take legal action against the Indemnifying Party for reimbursement in the amount of its Loss together with (i) any costs (including reasonable attorney's fees) to bring such legal action and (ii) interest on the foregoing items (but only to the extent pre-judgment interest is not already included within such items) at the rate of twelve percent (12%) per annum from the date the Loss is due, as hereinabove provided, until such Loss shall be paid by the Indemnifying Party.

          (c) To the extent that any Loss is paid hereunder, the Indemnified Party shall do all things reasonably requested by the Indemnifying Party to subrogate to the Indemnifying Party any rights of recovery (including rights to insurance or indemnification from persons other than the

Indemnifying Party) which the Indemnified Party may have with respect to the Loss.

     7. Representations and Warranties.

          Each of Strem and Sacks, jointly and severally, hereby represents and warrants to ACSI and the Subsidiary as follows:

          (a) Each of the Schedule I Obligations represents the complete agreement of the Merged Company, Strem and/or Sacks with the other party named therein (the "Contracting Party") as to all rights, liabilities and obligations of the Merged Company, Strem, Sacks and such Contracting Party in and to the subject matter of the respective Schedule I Obligation and has not been modified or amended;

          (b) All rents or payments, of any nature, under the Schedule I Obligations have been paid and are current as of the date hereof or appropriate provisions for such payment have been made on the books of the Merged Company;

          (c) Except as otherwise set forth in the Merger Agreement, neither Strem, Sacks, nor the Merged Company is in default under any Schedule I Obligation which would result in monetary damages or termination of such
Schedule I Obligation and there is no default by the Contracting Party which would result in monetary damages or termination of such Schedule I Obligation nor are there any known unsatisfied claims, set-offs or counterclaims against Strem, Sacks or the Merged Company by any such Contracting Party with respect to any Schedule I Obligation; and

          (d) There are no actions or proceedings pending or, to the best of Strem's or Sacks' knowledge, threatened by or against Strem, Sacks or the Merged Company with respect to any Schedule I Obligation.

     8. Effect of Due Diligence.

     No investigation by or on behalf of the Indemnified Party into the business, operations, prospects, assets or condition (financial or otherwise) of Strem, Sacks or ACSI or the Subsidiary, as the case may be, shall diminish in any way the effect of any representations or warranties made by Strem, Sacks or ACSI and the Subsidiary herein or shall relieve Strem, Sacks or ACSI and the Subsidiary, as the case may be, of any of their respective obligations under this Agreement.

     9. Notices.

     All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given if delivered personally, by overnight courier or by express, registered or certified mail (postage prepaid, return receipt requested) or by facsimile transmittal, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

If to ACSI or the Subsidiary:

                                       American CinemaStores, Inc.
                                       Suite 400
                                       1543 Seventh Street
                                       Santa Monica, California 90401
                                       Attn:  Steve Natale, President
                                       Telecopier: 310-394-3464

with a copy to:                        Tenzer Greenblatt LLP
                                       405 Lexington Avenue
                                       New York, New York 10174
                                       Attn:  Gary A. Schonwald
                                       Fax:  (212) 573-4313

If to Strem:                           Robert J. Strem
                                       Janet C. Strem
                                       5715 Ridgebrook Drive
                                       Agoura Hills, CA  91301

If to Sacks:                           Bruce Sacks
                                       Sharon Sacks
                                       1389 North Tottenham
                                       Agoura Hills, CA  91301


with a copy to:                        Sheppard, Mullin, Richter
                                         & Hampton LLP
                                       333 South Hope Street - 48th Floor
                                       Los Angeles, California 90071
                                       Attn: Lawrence M. Braun, Esq.
                                       Telecopier:  (213) 620-1398

All such notices and communications shall, when telefaxed, be effective when telefaxed or if sent by nationally recognized overnight courier service, be effective one (1) business day after the same has been delivered to such courier service marked for overnight delivery, or, if mailed, be effective three (3) days after being mailed by registered or certified mail, return receipt requested, postage prepaid.

     10. Governing Law.

     This Agreement shall be governed by, and construed in accordance with, the law of the State of California without regard to its choice of law principles. Each of ACSI, the

Subsidiary and Strem hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of California and of the United States located in the County of Los Angeles, State of California (the "California Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the California Courts and agrees not to plead or claim that such litigation brought in any California Courts has been brought in an inconvenient forum.

     11. Arbitration.

     All disputes arising under this Agreement between ACSI and Subsidiary, on the one hand, and Strem and Sacks, on the other hand, that cannot be amicably resolved by the parties shall be settled by binding arbitration in Los Angeles County, California, subject to the terms and provisions of this Section 11, and judgment upon the award rendered may be entered in any court having jurisdiction thereof; provided, however, that if equitable relief is sought (including injunctive relief) by a party hereto for a breach of this Agreement, then the non-breaching party may, in its sole discretion, enforce such rights or seek such equitable relief by court action. Except as provided below, the arbitration shall proceed in accordance with the laws of the State of California. Any party requesting arbitration shall serve a written demand for arbitration on the other parties by registered or certified mail. The demand shall set forth a statement of the nature of the dispute, the amount involved and the remedies sought. There shall be three (3) arbitrators subject to the provisions below. No later than twenty (20) calendar days after a demand for arbitration is served, ACSI and Subsidiary shall jointly select and appoint one retired judge of the Los Angeles County Superior Court to act as an arbitrator, and Strem and Sacks shall jointly select and appoint one retired judge of the Los Angeles County Superior Court to act as an arbitrator. If one side fails or refuses to appoint an arbitrator within such 20-day period, then the other party may apply to the Los Angeles County Superior Court for appointment of a retired judge to serve as an arbitrator. Not later than ten (10) calendar days after the appointment of such two arbitrators, such two arbitrators shall appoint a retired judge of the Los Angeles County Superior Court to act as the third arbitrator. No later than ten
(10) calendar days after appointment of the last arbitrator, the parties hereto shall jointly prepare and submit to the three arbitrators a set of rules for arbitration. In the event that the parties hereto cannot agree on the rules for the arbitration, the arbitrators shall establish the rules. All decisions by the three arbitrators shall be by majority rule. No later than ten (10) calendar days after the last arbitrator is appointed, the arbitrators shall schedule the arbitration for a hearing to commence on a mutually convenient date. The hearing, which shall be in the English language, shall commence no later than one hundred twenty (120) calendar days after the last arbitrator is appointed and shall continue from day to day until completed. The arbitrators shall issue their award in writing no later than twenty (20) calendar days after the conclusion of the hearing.

     The arbitration award shall be final and binding regardless of whether any party fails or refuses to participate in the arbitration; provided, however, that after the written arbitration award is issued, any party may, within thirty
(30) days thereafter, file an appeal with the California Court of Appeal on issues of law only, and such appeal shall be governed by the normal California rules governing an appeal of a final trial court decision from the Los Angeles County Superior Court. No interlocutory appeals shall be permitted. If an appeal is filed, the decision of the California Court of Appeal shall be final, binding and nonappealable, and the arbitrators shall promptly reconvene and reissue their written arbitration award, revising their written arbitration award, if necessary, in light of such appellate decision. The arbitrators' award shall become final and binding upon the earlier to occur of (i) the expiration of the 30-day appeal period without an appeal being timely filed, or (ii) the issuance of the arbitrators' award following a timely appeal being filed and the issuance of an appellate decision. The arbitrators are empowered to hear and determine all disputes between the parties hereto concerning the subject matter of this Agreement, and the arbitrators may award money damages (but specifically not punitive damages), injunctive relief, rescission, restitution, costs, and attorneys' fees.

     In the event that any party serves a proper demand for arbitration under this Agreement, all parties may pursue discovery in accordance with California Code of Civil Procedure Section 1283.05, the provisions of which are incorporated herein by reference, with the following exceptions: (a) the parties hereto may conduct all discovery, including depositions for discovery purposes, without leave of the arbitrators; and (b) all discovery shall be completed no later than the commencement of the arbitration hearing or one hundred twenty
(120) calendar days after the date that a proper demand for arbitration is served, whichever occurs earlier, unless upon a showing of good cause the arbitrators extend or shorten that period.

     The arbitrators shall not have the power to amend this Agreement in any respect.

     Until an arbitrators' award is issued, (A) the out-of-pocket cost of the arbitrator appointed by ACSI and Subsidiary (or appointed by the Court on their behalf) shall be paid by ACSI, (B) the out-of-pocket cost of the arbitrator appointed by Strem and Sacks (or appointed by the Court on their behalf) shall be paid by Strem, and (C) the out-of-pocket cost of the third arbitrator and of the arbitration facilities shall be shared equally by ACSI and Strem. The arbitrators' award may, however, reallocate those costs upon a reasonable basis set forth in such award.

     12. Attorneys' Fees.

     In the event of any dispute arising out of the subject matter of this Agreement, each party shall recover, in addition to any other damages assessed, its reasonable attorneys' fees and costs (or a portion thereof) incurred in litigating, arbitrating, or otherwise settling or resolving such dispute, which fees shall be borne by the party against whom the decisions are rendered, or if the decisions are split, then by each of the parties in the inverse proportion of their respective award. For example, if the disputed amount is $100,000, and the award is $25,000 to one party and $75,000 to the other, the party awarded $25,000 will bear 75% of the fees and expenses.

     13. Miscellaneous.

          (a) Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

          (b) Entire Agreement. This Agreement and the other documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby, and controls and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which conflicts with, or may have related to, the subject matter hereof or thereof in any way.

          (c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner so as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. If any provision contained in this Agreement is determined to be invalid, illegal or unenforceable as written, a court of competent jurisdiction shall, at any party's request, reform the terms of this Agreement to the extent necessary to cause such otherwise invalid provisions to be enforceable under applicable law.

          (d) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (e) Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

          (f) Headings. Headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day, month and year first written above.

AMERICAN CINEMASTORES, INC.


By:________________________________________
         Steve Natale, President




____________________________________________
ROBERT J. STREM



____________________________________________
JANET C. STREM



____________________________________________
BRUCE SACKS



____________________________________________
SHARON SACKS